UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2005

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 14, 2005, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Bank of America, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., as syndication agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the financial institutions and other entities designated as “Lenders” on Schedule I thereto pursuant to which the Company, which currently has a credit facility of $500,000,000.00, has increased the credit facility to $600,000,000.00, with the further ability to increase such credit facility up to $750,000,000.00. The description herein of the Amended Credit Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended Credit Agreement filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Title
99.1	Form of Amended and Restated Credit Agreement dated January 14, 2005 among the Company, Bank of America, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., as syndication agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the Lenders.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005

CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Title
99.1	Form of Amended and Restated Credit Agreement dated January 14, 2005 among the Company, Bank of America, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., as syndication agent, Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and the Lenders.